EXHIBIT 99.12

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that NORTHSTAR CAPITAL INVESTMEST CORP. (the “Company”), as general partner of NORTHSTAR PARTNERSHIP, L.P. (the “Partnership”) does hereby make, constitute and appoint each of David T. Hamamoto, W. Edward Scheetz and Richard J. McCready (and any other employee of the Company designated in writing by one of the attorneys-in-fact), acting individually, its true and lawful attorney-in-fact, to execute and deliver in its name and on its behalf whether the Partnership is acting individually or as representative of others, any and all filings required to be made by the Partnership under the Securities Exchange Act of 1934, (as amended, the “Act”), with respect to securities which may be deemed to be beneficially owned by the Partnership under the Act, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Partnership might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of the Company.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of February 22, 2005.

NORTHSTAR PARTNERSHIP, L.P.

By:	NorthStar Capital Investment Corp.,
Its General Partner

By:	/s/ Richard J. McCready
Name:	Richard J. McCready
Title:	President